EXHIBIT 17.1
                               Rule 24f-2 Notice

                     FORTRESS MUNICIPAL INCOME FUND, INC.

                                 (Fund Name)

                          Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779

                           1933 Act No.  33-11410


(i)       fiscal period for which notice is filed August 31, 1995

(ii)      The number or amount of securities of the
          same class or series, if any, which had been
          registered under the Securities Act
          of 1933, other than pursuant to Rule 24f-2
          but which remained unsold at September 1,
          1994, the beginning of the Registrant's
          fiscal period                                -0-

(iii)     The number or amount of securities, if
          any, registered during the fiscal period
          of this notice other than pursuant to
          Rule 24f-2                                   -0-       -0-

(iv)      The number or amount of securities
          sold during the fiscal period of this
          notice                                           3,617,186

(v)       The number or amount or securities sold
          during the fiscal period of this notice
          in reliance upon registration pursuant
          to Rule 24f-2 (see attached Computation
          of Fee)                                          3,617,186

WITNESS the due execution hereof this 16th day of October, 1995.


                                         By:  /s/Charles H. Field
                                                 Charles H. Field
                                                 Assistant Secretary






                              COMPUTATION OF FEE


1.  Actual aggregate sale price of Registrant's
    securities sold pursuant to Rule 24f-2 during
    the fiscal period for which the 24f-2 notice
    is filed (see Section v)                           $37,440,198

2.  Reduced by the difference between:

    (a)   actual aggregate redemption price
          of such securities redeemed by the
          issuer during the fiscal period for
          which the 24f-2 notice is filed        $99,595,322

    (b)   actual aggregate redemption price
          of such redeemed securities
          previously applied by the issuer
          pursuant to Section 24(e)(2)(a) for
          the fiscal period for which the
          24f-2 notice is filed                   -0-             $99,595,322

Total amount upon which the fee calculation specified
in Section 6(b) of the Securities Act of 1933 is based            $(62,155,124)

      FEE SUBMITTED (1/20 of 1% of Total amount)                  $    -0-




                           CONVERSION OF NET REDEMPTIONS OF
                            RULE 24f-2 NOTICE TO FILING
                                 UNDER RULE 24e-2


When a negative amount appears on the line captioned `Total amount upon which the fee calculated specified in Section 6(b) of the Securities Act of 1933 is based', the following calculation should be made to determined the share information needed to file under Rule 24e-2:


Total redemptions (per annual report)                 9,728,597
Less:  Line (v)  -  Rule 24f-2 Notice                 3,617,186
Shares available to register under
      Rule 24f-2                                   6,111,411(a)

Fund's Current Net Asset Value                   $     10.83(b)

Multiply:  Shares available to register
under Rule 24e-2 by the fund's current
net asset value (a x b) to obtain Proposed
Maximum Aggregate Offering Price                    $66,186,581










   FEDERATED ADMINISTRATIVE
             SERVICES

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900

                                   October 16, 1995


Fortress Municipal Income Fund, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Fortress Municipal Income Fund, Inc. (`Corporation'') to be filed in respect of shares of the Corporation (`Shares'') sold for the fiscal year ended August 30, 1995, pursuant to the Corporation's registration statement filed with the Securities and Exchange Commission (the `SEC'') under the Securities Act of 1933 (File No. 33-11410) (`Registration Statement'').

     In its Registration Statement, the Corporation elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

     As counsel, I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Articles of Incorporation dated December 2, 1986, the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended August 30, 1995, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Corporation.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Corporation and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,

                                   Charles H. Field
                                   Fund Attorney










                        FORTRESS MUNICIPAL INCOME FUND, INC.


                            Federated Investors
                         Federated Investors Tower
                    Pittsburgh, Pennsylvania 15222-3779

                            October 16, 1995




EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC 20549

     RE: Rule 15f-2 Notice for FORTRESS MUNICIPAL INCOME FUND, INC. 1933 Act File No. 33-11410
          1940 Act File No. 811-4553

Dear Sir or Madam:

     Pursuant to the provisions of Rule 24f-2 of the Investment Company Act of 1940, I enclose the Rule 24f-2 for FORTRESS MUNICIPAL INCOME FUND, INC.

     Since the aggregate redemption price of redeemed securities exceeded the aggregate sales price of securities sold during the period for which the Rule 24f-2 Notice is filed, an additional filing fee pursuant to Rule 24f-2 (c) has not been filed.

     As required by Rule 24f-2(b)(1)(v), a conformed opinion of counsel has been electronically filed herewith which indicates whether the securities, the registration of which this Notice makes definite in number, were legally issued, fully paid and non-assessable.

                                   Very truly yours,



                                   /s/ Charles H. Field
                                   Charles H. Field
                                   Assistant Secretary

Enclosures

cc:  Charles H. Morin, Esquire
     Matthew G. Maloney, Esquire
     Linda L. Banas